                                                                       EXHIBIT 5


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                                     February 12, 2002
Fisher Scientific International Inc.
One Liberty Lane
Hampton, New Hampshire 03842

                       Re:    Fisher Scientific International Inc.
                              Registration Statement on Form S-3
                              ----------------------------------

Ladies and Gentlemen:

               We have acted as special counsel to Fisher Scientific International Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 filed on the date hereof (the "462(b) Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which relates to the public offering by certain stockholders of the Company (the "Selling Stockholders") of up to an additional 747,500 shares (including up to 97,500 shares subject to an over-allotment option) (the "Secondary Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The 462(b) Registration Statement relates to the Company's Registration Statement on Form S-3 (File No. 333-77046) filed with the Commission on January 18, 2002 under the Act, Amendment No. 1 to such Registration Statement filed with the Commission on February 1, 2002 and Amendment No. 2 to such Registration Statement filed with the Commission on February 8, 2002 and declared effective by the Commission on February 12, 2002 relating to the public offering by the Selling Stockholders of up to 7,475,000 shares of Common Stock (including up to 975,000 shares of Common Stock subject to an over-allotment option) (such Registration Statement, as so amended and as so declared effective, being hereinafter referred to as the "Registration Statement").

Fisher Scientific International Inc.
February 12, 2002
Page 2

               This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

               In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the 462(b) Registration Statement; (iii) the executed Underwriting Agreement (the "Underwriting Agreement") dated February 12, 2002 entered into among the Company, the Selling Stockholders and Goldman Sachs & Co., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated, as representative of the underwriters named therein, the form of which was filed as an exhibit to the Registration Statement; (iv) the executed Custody Agreements and Powers of Attorney entered into among each Selling Stockholder, the Custodian and the Attorneys-in-Fact; (v) a specimen certificate evidencing the Common Stock; (vi) the Restated Certificate of Incorporation of the Company, as amended and presently in effect; (vii) the By-laws of the Company, as presently in effect; (viii) certain resolutions of the Board of Directors of the Company and committees thereof relating to the Secondary Shares dated December 10, 1991, December 6, 1995, March 15, 1997, November 14, 1997, January 12, 1998, April 15, 1998 and January 17, 2001;
certain resolutions of the stockholders of the Company dated January 16, 1998; certain resolutions of the Board of Directors of FSI Merger Corp. dated November 12, 1997 and January 15, 1998; certain resolutions of the sole stockholder of FSI Merger Corp. dated November 17, 1997 and January 15, 1998; (ix) the Second Amended and Restated Agreement and Plan of Merger dated November 14, 1997, between FSI Merger Corp. and Fisher Scientific International Inc., as amended on January 19, 1998; (x) the Investors' Subscription Agreement dated January 21, 1998, between FSI Merger Corp. and certain investors named therein; (xi) Certificate of Designation of Non-Voting Common Stock of Fisher Scientific International Inc. filed with the secretary of State of the State of Delaware on January 20, 1998; (xii) the 1991 Stock Plan for Executive Employees of Fisher Scientific International Inc. and its subsidiaries, Fisher Scientific International Inc. 1995 Operating Unit Stock Plan, Fisher Scientific International Inc. 1997 Equity-Based Award Plan, and Fisher Scientific International Inc. 1998 Equity and Incentive Plan; (xiii) the Trust Agreement dated January 21, 1998, between the Company and Mellon

Fisher Scientific International Inc.
February 12, 2002
Page 3

Bank, N.A., as trustee (the "Trust Agreement"); (xiv) the Employment Agreement dated March 31, 1998, between the Company and David Della Penta; and (xv) a form of election form under the Trust Agreement (the "Election Form"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

               In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, its directors and officers, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others. In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company or other related documents authorizing the issuance of the Secondary Shares. In rendering the opinion set forth below, we have also assumed that the certificates evidencing the Secondary Shares, upon their original issuance conformed to the specimen certificate examined by us. In addition, in rendering the opinion set forth below, we have assumed that, certain Selling Stockholders who have been issued Secondary Shares pursuant to the Trust Agreement have duly executed and completed the Election Form in the form of Election Form examined by us.

Fisher Scientific International Inc.
February 12, 2002
Page 4
               Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

               Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

               We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the 462(b) Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                   Very truly yours,


                                   /s/ Skadden, Arps, Slate, Meagher & Flom LLP